EXHIBIT 32.2

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of Comtech Group, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Hope Ni, Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 31, 2005

By:	/s/ Hope Ni
Hope Ni
Chief Financial Officer